CLEARVIEW INVESTMENTS, LTD.

                              December 2, 1997

Factory Outlet Centre Limited Liability Company
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road, Suite A-200
Bannockburn, IL  60015

Re: Agreement of Sale dated as of August 25, 1997 between Insignia Commercial Investments Group, Inc. ("Assignor") and Factory Outlet Centre Limited Liability Company ("Seller") for the purchase and sale of property known as the Factory Outlet Center in Kenosha, Wisconsin ("Property") as amended by September 8, 1997 Letter Agreement, as amended by October 7, 1997 Letter Agreement, as amended by November 4, 1997 Letter Agreement, as amended by November 7, 1997 Letter Agreement, as amended by November 19, 1997 Letter Agreement and as assigned on October 24, 1997 to Clearview Investments, Ltd. ("Assignee") herein referred to as Purchaser

Dear Madam or Sir:

     Under the above referenced Agreement of Sale, the Purchase Price (as defined herein) is $15,000,000.00, the Inspection Period, as defined therein, expires December 5, 1997 and the Closing date, as defined therein, was to be December 30, 1997.

     This letter shall confirm that Seller, has among other things, agreed to provide Purchaser with additional time to conduct investigations and studies of the Property. It shall be at Purchaser's sole discretion, whether to elect to purchase the Property, or to terminate the Agreement of Sale, as provided in
Article 7 thereof.

     The Inspection Period shall be revised to end at 3:00 p.m. Chicago time on December 12, 1997 and the Closing Date shall be December 30, 1997.

     Except as provided herein, the Agreement of Sale shall remain unmodified and in full force and effect.

     The date that Purchaser shall release the Earnest Money to Seller pursuant to the Consent to Assignment of the agreement dated October 24, 1997 shall be revised from December 5, 1997 to December 12, 1997.

     If the amendments to the Agreement of Sale provided to this letter are acceptable, please indicate your agreement on behalf of Seller, where indicated below.
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                              Sincerely Yours;

                              CLEARVIEW INVESTMENTS, LTD.
                              By:  Redbud Capital, Inc.,
                                   General Partner

                                   By:  /s/Carla B. Fulton
                                   ----------------------------------------
                                        Carla B. Fulton, Vice President

ACCEPTED AND AGREED TO THIS
___ DAY OF DECEMBER, 1997.

FACTORY OUTLET CENTRE LIMITED LIABILITY COMPANY
By:  Outlet Centre Investors, a member

By:  Balcor Partners-XXI, its general partner

By:  /s/  Beth Goldstein
        --------------------------------
Name:     Beth Goldstein
Title:    Authorized Agent
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